UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Credit Agreement

On January 21, 2015, Starbucks Corporation (the “Company”) entered into Amendment No. 2 to the Credit Agreement (“Amendment No. 2”) with Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A. and Citibank, N.A. as Co-Syndication Agents, and each of the other Lenders party thereto, which amends the Credit Agreement dated February 5, 2013 between the parties (as previously amended on November 15, 2013 and as further amended by Amendment No. 2, the “Credit Agreement”). Amendment No. 2 amends the Credit Agreement by (i) extending the scheduled maturity date from February 5, 2018 to January 21, 2020; (ii) amending certain facility fee and borrowing rates set forth in the definition of Applicable Rate; and (iii) making certain other administrative changes, all as set forth in Amendment No. 2.

The Credit Agreement continues to provide for a $750,000,000 unsecured, revolving credit facility (of which $150,000,000 may be used for the issuances of letters of credit). Provided there is no default, the Company may, from time to time, request an increase from the lenders in the aggregate commitments by an amount not exceeding $750,000,000 for a total aggregate facility commitment not to exceed $1,500,000,000.

Borrowings under the Credit Agreement will continue to bear interest at a variable interest rate based on LIBOR, and, for U.S. Dollar-denominated loans under certain circumstances, a Base Rate, in each case plus an applicable margin. The applicable margin is based on the better of (i) the Company’s long-term credit ratings assigned by Moody’s and Standard & Poor’s rating agencies, and (ii) the Company’s fixed charge coverage ratio, pursuant to a pricing grid set forth in the Credit Agreement. Pursuant to Amendment No. 2, the current applicable margin is 0.680% for Eurocurrency Rate Loans and 0.00% for Base Rate Loans.

A copy of Amendment No. 2 is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Credit Agreement, does not provide a complete description of the Credit Agreement, and is qualified in its entirety by reference to the Credit Agreement itself, in each case as amended by Amendment No. 2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement dated as of January 21, 2015 made by and among Starbucks Corporation, Bank of America, N.A., in its capacity as administrative agent for the Lenders and each of the Lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 22, 2015

	By:	/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement dated as of January 21, 2015 made by and among Starbucks Corporation, Bank of America, N.A., in its capacity as administrative agent for the Lenders and each of the Lenders signatory thereto.